Exhibit 1A-2A

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

2017-11-22

Corporations Canada
C. D. Howe Building
235 Queen Street
Ottawa, Ontario K1A 0H5

Corporations Canada
Édifice C.D. Howe
235, rue Queen
Ottawa (Ontario) K1A 0H5

Corporation Information Sheet

Canada Business Corporations Act (CBCA)

Fiche de renseignements concernant la société

Loi canadienne sur les sociétés par actions (LCSA)

Wolverine Partners Corp.

Corporation Number	1050674-5	Numéro de société
Corporation Key Required for changes of address or directors online	39669335	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	11-22 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2018	11-22 to/au 01-21 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2018

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the Nuans search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult **Protecting Your Corporate Name** (enclosed or available on our website).

Obligations de déclaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche Nuans). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document **Protection de la dénomination sociale** ci-joint ou disponible dans notre site Web.

Canada

Telephone / Téléphone
1-866-333-5556

Email / Courriel
ic.corporationscanada.ic@canada.ca

Website / Site Web
www.corporationscanada.ic.gc.ca

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

Wolverine Partners Corp.

Corporate name / Dénomination sociale

1050674-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Virginie Ethier

Virginie Ethier

Director / Directeur

2017-11-22

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 1
Articles of Incorporation
Canada Business Corporations Act (s. 6)

Formulaire 1
Statuts constitutifs
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

Wolverine Partners Corp.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of common shares.

4 Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par
Andreas Kloppenborg	Andreas Kloppenborg Andreas Kloppenborg

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3419 (2008/04)

SCHEDULE Restrictions on Share Transfers Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in paragraph 1 in section 7 of the articles of the Corporation entitled "Other provisions, if any" are complied with.

SCHEDULE Other Provisions 1. Securities of the Corporation, other than non-convertible debt securities, shall not be transferred without either: (a) the approval of the directors of the Corporation, expressed by a resolution passed at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) outstanding at the time, expressed by a resolution passed at a meeting of the holders of those shares or by an instrument or instruments in writing signed by the holders of a majority of those shares. 2. The number of directors of the Corporation and the number of directors to be elected at an annual meeting of the shareholders of the Corporation within the minimum and maximum number of directors provided for in the articles of the Corporation shall be that number as is determined from time to time by ordinary resolution of the shareholders or, if the ordinary resolution empowers the directors to determine that number, by resolution of the directors. 3. The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders. 4. In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, by authentic deed or otherwise, grant a hypothec or mortgage, including a floating hypothec or mortgage, on a universality of property, movable or immovable, present or future, corporeal or incorporeal, of the Corporation, and pledge, cede or transfer any property, movable or immovable, present or future, corporeal or incorporeal, of the Corporation. 5. The Corporation has a lien or hypothec on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation. 28142310

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors / Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106) / *Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)*

1 Corporate name
Dénomination sociale

Wolverine Partners Corp.

2 Address of registered office
Adresse du siège social

77 King Street West, Suite 400
Toronto-Dominion Centre
Toronto ON M5K 0A1

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

		Resident Canadian Résident Canadien
Fabian Monaco	142 Sellers Avenue, Toronto ON M6E 3V2, Canada	Yes / Oui
Robert Browne	51 Boswell Avenue, Toronto ON M5R 1M5, Canada	Yes / Oui
Youssef Reda	19 Thoroughbred Boulevard, Ancaster ON L9K 1L2, Canada	Yes / Oui

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Andreas Kloppenborg

Andreas Kloppenborg
416-863-3465

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 2904 (2008/04)

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Wolverine Partners Corp.

Corporate name / Dénomination sociale

1050674-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

R Edwards

Raymond Edwards

Director / Directeur

2019-03-11

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Wolverine Partners Corp.

2 Corporation number
Numéro de la société
1050674-5

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Fabian Monaco

Fabian Monaco
416-819-8174

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3069 (2008/04)

SCHEDULE I The articles of incorporation of the Corporation shall be amended as follows: (a) to increase the authorized capital of the Corporation by creating an unlimited number of shares of a class, designated as subordinate voting shares (herein referred to as the "Subordinate Voting Shares"); (b) to increase the authorized capital of the Corporation by creating an unlimited number of shares of a class, designated as super voting shares (herein referred to as the "Super Voting Shares"); (c) to increase the authorized capital of the Corporation by creating an unlimited number of shares of a class, designated as proportionate voting shares (herein referred to as the "Proportionate Voting Shares"); (d) to redesignate the existing class of common shares as Subordinate Voting Shares; (e) to delete all the rights, privileges, restrictions and conditions attaching to the common shares; (f) to provide that after giving effect to the foregoing, the authorized capital of the Corporation shall consist of an unlimited number of Subordinate Voting Shares, an unlimited number of Super Voting Shares and an unlimited number of Proportionate Voting Shares; and (g) to provide that the rights, privileges, restrictions and conditions attaching to the Subordinate Voting Shares, the Super Voting Shares and the Proportionate Voting Shares are as follows: A. SUBORDINATE VOTING SHARES (1) An unlimited number of Subordinate Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Holders of Subordinate Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation shall have the right to vote. At each such meeting holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held. (b) Amendment to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares. (c) Dividends. Holders of Subordinate Voting Shares shall be entitled to receive as and when declared by the directors, dividends in cash or property of the Corporation. (d) Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares (including, without restriction, the Super Voting Shares) be entitled to participate rateably along with all other holders of Subordinate Voting Shares and the Proportionate Voting Shares (on an as converted to Subordinated Voting Shares basis).

-2-(e) Rights to Subscribe; Pre-Emptive Rights. The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation now or in the future. (f) Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, the Proportionate Voting Shares and the Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. B. SUPER VOTING SHARES In these Articles, the following terms shall have the meanings specified: (i) "Company Interest' means the interest of a Member in profits, losses and distributions in accordance with the Operating Agreement. (ii) "Exchangeable Unit" means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Exchangeable Units in the Operating Agreement. (iii) "Exchangeable Unitholder' means a Member who is the registered holder of Exchangeable Units. (iv) "Operating Agreement" means the agreement entered into by and among Spartan Partners Holdings, LLC, a Michigan limited liability company (the "LLC"), and its Members (as defined below) dated as of on or about the date hereof. (v) "Unif' means a Company Interest of a Member or a permitted assignee in the Company representing a fractional part of the Company Interests of all Members in accordance with the Operating Agreement. (vi) "Member' means, as of any date of determination, (a) each person named on the schedule of Members in the Operating Agreement and (b) any person admitted to the LLC in accordance with the Operating Agreement, but in each case only so long as such person is shown on the LLC's books and records as the owner of one or more Units. (1) An unlimited number of Super Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Holders of Super Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation shall have the right to vote. At each such meeting holders of Super Voting Shares shall be entitled to 50 votes in respect of each Super Voting Share. (b) Amendment to Rights of Super Voting Shares. As long as any Super Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Consent of the holders of a majority of the outstanding Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights contained in this paragraph (b) each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held.

- 3-(c) Dividends. The holder of Super Voting Shares shall not be entitled to receive dividends. (d) Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the Corporation will distribute its assets firstly and in priority to the rights of holders of any other class of shares of the Corporation (including the holders of Subordinate Voting Shares and the Proportionate Voting Shares) to return the issue price of the Super Voting Shares to the holders thereof and if there are insufficient assets to fully return the issue price to the holders of the Super Voting Shares such holders will receive an amount equal to their pro rata share in proportion to the issue price of their Super Voting Shares along with all other holders of Super Voting Shares. The holders of Super Voting Shares shall not be entitled to receive directly or indirectly as holders of Super Voting Shares any other assets or property of the Corporation and their sole rights will be to the return of the issue price of such Super Voting Shares in accordance with this paragraph (d). (e) Rights to Subscribe; Pre-Emptive Rights. The holders of Super Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation not convertible into Super Voting Shares, now or in the future. (f) Subdivision or Consolidation. No subdivision or consolidation of the Super Voting Shares shall occur unless, simultaneously, the Super Voting Shares, Proportionate Voting Shares and the Subordinate Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. (g) Redemption Rights. Upon the occurrence of a redemption of any Exchangeable Unit by a Exchangeable Unitholder (the "Holder''), then the Corporation has the right to redeem an equivalent number of Super Voting Shares, by providing two days prior written notice to the Holder of such Super Voting Shares, if applicable, for an amount equal to the issue price for each Super Voting Share, payable in cash to the Holder of the Super Voting Shares so redeemed. The Corporation need not redeem Super Voting Shares on a pro rata basis among the Holders. Holders of Super Voting Shares to be redeemed by the Corporation shall surrender the certificate or certificates representing such Super Voting Shares to the Corporation at its records office duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed share transfers relating thereto). Each surrendered certificate shall be cancelled, and the Corporation shall thereafter make payment of the applicable redemption amount by certified cheque, bank draft or wire transfer to the registered holder of such certificate; provided that, if less than all the Super Voting Shares represented by a surrendered certificate are redeemed then a new share certificate representing the unredeemed balance of Super Voting Shares represented by such certificate shall be issued in the name of the applicable registered holder of the cancelled share certificate. If on the applicable redemption date the redemption price is paid (or tendered for payment) for any of the Super Voting Shares to be redeemed then on such date all rights of the holder in the Super Voting Shares so redeemed and paid or tendered shall cease and such redeemed Super Voting Shares shall no longer be deemed issued and outstanding, regardless of whether or not the holder of such Super Voting Shares has delivered the certificate(s) representing such securities to the Corporation, and from and after such date the certificate formerly representing the retracted Super Voting Shares shall evidence only the right of the former holder of such Super Voting Shares to receive the redemption price to which such holder is entitled.

-4-(h) Transfer Restrictions. No Super Voting Share may be transferred by the holder thereof unless (i) such transfer is to an Immediate Family Member or a transfer for purposes of estate or tax planning to a Corporation or person that is wholly beneficially owned by such holder or Immediate Family Members of such holder or which such holder or Immediate Family Members of such holder are the sole beneficiaries thereof (in each case, a "Permitted Transfer") and (ii) such transfer is to same entity which has received the transfer of an equivalent number of Exchangeable Units. In order to be effective, any Permitted Transfer shall require the prior written consent of the Corporation. For the purposes of this subsection (1)(h), "Immediate Family Member'' means with respect to any individual, each parent (whether by birth or adoption), spouse (including if such person is legally married to such individual, lives in civil union with such individual or is a common law partner with such individual, as defined in the Income Tax Act {Canada), as amended), child or other descendants {whether by birth or adoption) of such individual, each spouse of any of the aforementioned persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned persons. For greater certainty, a person who was a spouse of an individual within the meaning of this paragraph shall continue to be considered a spouse of such individual after the death of such individual. C. PROPORTIONATE VOTING SHARES (1) An unlimited number of Proportionate Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Holders of Proportionate Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation shall have the right to vote. At each such meeting, holders of Proportionate Voting Shares will be entitled to one vote in respect of each Subordinate Voting Share into which such Proportionate Voting Share could ultimately then be converted, which for greater certainty, shall initially be equal to 50 votes per Proportionate Voting Share (subject to adjustment at the discretion of the Board of Directors, depending upon the ratios necessary to preserve foreign private issuer status in accordance with paragraph (f)(iii)). (b) Amendment to Rights of Proportionate Voting Shares. As long as any Proportionate Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Proportionate Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Proportionate Voting Shares. Consent of the holders of a majority of the outstanding Proportionate Voting Shares and Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Proportionate Voting Shares. In connection with the exercise of the voting rights contained in this paragraph (b) each holder of Proportionate Voting Shares will have one vote in respect of each Proportionate Voting Share held. (c) Dividends. The holder of Proportionate Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Proportionate Voting Shares into Subordinate Voting Shares at the Conversion Ratio) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Proportionate Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.

-5-(d) Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Proportionate Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Proportionate Voting Shares (including, without restriction, the Super Voting Shares), be entitled to participate rateably along with all other holders of Proportionate Voting Shares (on an as-converted to Subordinate Voting Share basis) and the Subordinate Voting Shares. (e) Rights to Subscribe; Pre-Emptive Rights. The holders of Proportionate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation now or in the future. (f) Conversion. Subject to the Conversion Restrictions set forth in this section (f), holders of Proportionate Voting Shares Holders shall have conversion rights as follows (the "Conversion Rights"): (i) Right to Convert. Each Proportionate Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such shares, into fully paid and nonassessable Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Proportionate Voting Share is surrendered for conversion. The initial "Conversion Ratio" for shares of Proportionate Voting Shares shall be 50 Subordinate Voting Shares, subject to adjustment for each Proportionate Voting Share; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in subsections (viii) and (ix). (ii) Conversion Limitations. Before any holder of Proportionate Voting Shares shall be entitled to convert the same into Subordinate Voting Shares, the Board of Directors (or a committee thereof) shall designate an officer of the Corporation to determine if any Conversion Limitation set forth in Section (f)(iv) shall apply to the conversion of Proportionate Voting Shares. (iii) Foreign Private Issuer Protection Limitation: The Corporation will use commercially reasonable efforts to maintain its status as a "foreign private issuer" (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Corporation shall not effect any conversion of Proportionate Voting Shares, and the holders of Proportionate Voting Shares shall not have the right to convert any portion of the Proportionate Voting Shares, pursuant to Section (f) or otherwise, to the extent that after giving effect to all permitted issuances after such conversions of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares, Super Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act ("U.S. Residents")) would exceed forty percent (40%) (the "40% Threshold") of the aggregate number of Subordinate Voting Shares, Super Voting Shares and Proportionate Voting Shares issued and outstanding after giving effect to such conversions (the "FPI Protective Restriction"). The Board of Directors may by resolution increase the 40% Threshold to an amount not to exceed 50% and in the event of any such increase all references to the 40% Threshold herein, shall refer instead to the amended threshold set by such resolution.

-6-Conversion Limitations. In order to effect the FPI Protection Restriction, each holder of Proportionate Voting Shares will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of the initial issuance of the Proportionate Voting Shares and thereafter at the end of each of the Corporation's subsequent fiscal quarters (each, a "Determination Date"), calculated as follows: (iv) X= [(A X 0.4) B] X (C/D) Where on the Determination Date: X= Maximum number of Subordinate Voting Shares available for issue upon conversion of Proportionate Voting Shares by a holder. A = The number of Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares issued and outstanding on the Determination Date. B = The aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares held of record, directly or indirectly, by U.S. Residents on the Determination Date. C = The aggregate number of Proportionate Voting Shares held by holder on the Determination Date. D = The aggregate number of all Proportionate Voting Shares on the Determination Date. For purposes of this subsection (f)(iv), the Board of Directors (or a committee thereof) shall designate an officer of the Corporation to determine as of each Determination Date: (A) the 40% Threshold and (B) the FPI Protective Restriction. Within thirty (30) days of the end of each Determination Date (a "Notice of Conversion Limitation"), the Corporation will provide each holder of record a notice of the FPI Protection Restriction and the impact the FPI Protective Provision has on the ability of each holder to exercise the right to convert Proportionate Voting Shares held by the holder. To the extent that requests for conversion of Proportionate Voting Shares subject to the FPI Protection Restriction would result in the 40% Threshold being exceeded, the number of such Proportionate Voting Shares eligible for conversion held by a particular holder shall be prorated relative to the number of Proportionate Voting Shares submitted for conversion. To the extent that the FPI Protective Restriction contained in this Section (f) applies, the determination of whether Proportionate Voting Shares are convertible shall be in the sole discretion of the Corporation. (v) Mandatory Conversion. Notwithstanding anything contained herein to the contrary, the Corporation may require each holder of Proportionate Voting Shares to convert all, and not less than all, the Proportionate Voting Shares at the applicable Conversion Ratio (a "Mandatory Conversion") if at any time all the following conditions are satisfied (or otherwise waived by special resolution of holders of Proportionate Voting Shares): (A) the Subordinate Voting Shares issuable upon conversion of all the Proportionate Voting Shares are registered for resale and may be sold by the holders thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the

-7-United States Securities Act of 1933, as amended (the "U.S. Securities Act"); (B) the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act; and (C) the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or Aequitas NEO Exchange (or any other stock exchange recognized as such by the Ontario Securities Commission). The Corporation will issue or cause its transfer agent to issue each holder of Proportionate Voting Shares of record a Mandatory Conversion Notice at least 20 days prior to the record date of the Mandatory Conversion, which shall specify therein, (i) the number of Subordinate Voting Shares into which the Proportionate Voting Shares are convertible and (ii) the address of record for such holder. On the record date of a Mandatory Conversion, the Corporation will issue or cause its transfer agent to issue each holder of record on the Mandatory Conversion Date certificates representing the number of Subordinate Voting Shares into which the Proportionate Voting Shares are so converted and each certificate representing the Proportionate Voting Shares shall be null and void. (vi) Disputes. In the event of a dispute as to the number of Subordinate Voting Shares issuable to a Holder in connection with a conversion of Proportionate Voting Shares, the Corporation shall issue to the Holder the number of Subordinate Voting Shares not in dispute and resolve such dispute in accordance with Section (f)(xiii). (vii) Mechanics of Conversion. Before any holder of Proportionate Voting Shares shall be entitled to convert Proportionate Voting Shares into Subordinate Voting Shares, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Subordinate Voting Shares, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Subordinate Voting Shares are to be issued (each, a "Conversion Notice"). The Corporation shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Subordinate Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Proportionate Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date. (viii) Adjustments for Distributions. In the event the Corporation shall declare a distribution to holders of Subordinate Voting Shares payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a "Distribution"), then, in each such case for the purpose of this subsection (f)(viii), the holders of Proportionate Voting Shares shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Subordinate Voting Shares into

- 8-which their Proportionate Voting Shares are convertible as of the record date fixed for the determination of the holders of Subordinate Voting Shares entitled to receive such Distribution. (ix) Recapitalizations; Stock Splits. If at any time or from time-to-time, the Corporation shall (i) effect a recapitalization of the Subordinate Voting Shares; (ii) issue Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares; (iii) subdivide the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (iv) consolidate the outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or (v) effect any similar transaction or action (each, a "Recapitalization"), provision shall be made so that the holders of Proportionate Voting Shares shall thereafter be entitled to receive, upon conversion of Proportionate Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Corporation or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (f) with respect to the rights of the holders of Proportionate Voting Shares after the Recapitalization to the end that the provisions of this Section (f) (including adjustment of the Conversion Ratio then in effect and the number of Proportionate Voting Shares issuable upon conversion of Proportionate Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable. (x) No Fractional Shares and Certificate as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any Proportionate Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up or down to the nearest whole Subordinate Voting Share. Whether or not fractional Subordinate Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Proportionate Voting Shares the holder is at the time converting into Subordinate Voting Shares and the number of Subordinate Voting Shares issuable upon such aggregate conversion. (xi) Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section (f), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Proportionate Voting Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Proportionate Voting Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Proportionate Voting Shares at the time in effect, and (C) the number of Subordinate Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Proportionate Voting Share. (xii) Effect of Conversion. All Proportionate Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the "Conversion Time"), except only the right of the holders thereof to receive Subordinate Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

- 9-(xiii) Disputes. Any holder of Proportionate Voting Shares that beneficially owns more than 5% of the issued and outstanding Proportionate Voting Shares may submit a written dispute as to the determination of the conversion ratio or the arithmetic calculqtion of the conversion ratio of Proportionate Voting Shares to Subordinate Voting' Shares, the Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation by the Corporation to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Corporation shall respond to the holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the conversion ratio, the Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable. If the holder and the Corporation are unable to agree upon such determination or calculation of the Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable, within five (5) Business Days of such response, then the Corporation and the holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the conversion ratio, Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation to the Corporation's independent, outside accountant. The Corporation, at the Corporation's expense, shall cause the accountant to perform the determinations or calculations and notify the Corporation and the holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. (g) Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Proportionate Voting Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

Exhibit 1A-2C

Filed by Corporations Division Administrator Filing Number: 201805777090 Date: 12/20/2018 Form Revision Date 02/2017 ARTICLES OF ORGANIZATION For use by DOMESTIC LIMITED LIABILITY COMPANY Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles: Article I The name of the limited liability company is: SPARTAN PARTNERS HOLDINGS, LLC Article II Unless the articles of organization otherwise provide, all limited liability companies formed pursuant to 1993 PA 23 have the purpose of engaging in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan. You may provide a more specific purpose: Article III The duration of the limited liability company if other than perpetual is: Article IV The street address of the registered office of the limited liability company and the name of the resident agent at the registered office (P.O. Boxes are not acceptable): 1. Agent Name: CT CORPORATION 2. Street Address: 40600 ANN ARBOR RD E STE 201 Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 3. Registered Office Mailing Address: P.O. Box or Street 40600 ANN ARBOR RD E STE 201 Address: Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 Article V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.) THE COMPANY SHALL BE MANAGED BY ONE OR MORE MANAGERS. Signed this 20th Day of December, 2018 by the organizer(s): Jennifer Dewey Organizer By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act. Decline Accept

Filed by Corporations Division Administrator Filing Number: 201805777090 Date: 12/20/2018 MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS FILING ENDORSEMENT This is to Certify that the ARTICLES OF ORGANIZATION for SPARTAN PARTNERS HOLDINGS, LLC ID Number: 802267555 received by electronic transmission on December 20, 2018 , is hereby endorsed. Filed on December 20, 2018, by the Administrator. The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 20th day of December, 2018. Julia Dale, Director Corporations, Securities & Commercial Licensing Bureau

Exhibit 1A-2D

Filed by Corporations Division Administrator Filing Number: 201937385220 Date: 02/20/2019 Form Revision Date 02/2017 ARTICLES OF ORGANIZATION For use by DOMESTIC LIMITED LIABILITY COMPANY Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles: Article I The name of the limited liability company is: SPARTAN PARTNERS LICENSING LLC Article II Unless the articles of organization otherwise provide, all limited liability companies formed pursuant to 1993 PA 23 have the purpose of engaging in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan. You may provide a more specific purpose: Article III The duration of the limited liability company if other than perpetual is: Article IV The street address of the registered office of the limited liability company and the name of the resident agent at the registered office (P.O. Boxes are not acceptable): 1. Agent Name: THE CORPORATION COMPANY 2. Street Address: 40600 ANN ARBOR RD E STE 201 Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 3. Registered Office Mailing Address: P.O. Box or Street 40600 ANN ARBOR RD E STE 201 Address: Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 Signed this 20th Day of February, 2019 by the organizer(s): Signature Title Title if ''Other'' was selected Jennifer Dewey Organizer By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act. Decline Accept

Filed by Corporations Division Administrator Filing Number: 201937385220 Date: 02/20/2019 MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS FILING ENDORSEMENT This is to Certify that the ARTICLES OF ORGANIZATION for SPARTAN PARTNERS LICENSING LLC ID Number: 802289158 received by electronic transmission on February 20, 2019 , is hereby endorsed. Filed on February 20, 2019 , by the Administrator. The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 20th day of February, 2019. Julia Dale, Director Corporations, Securities & Commercial Licensing Bureau

Exhibit 1A-2E

Filed by Corporations Division Administrator Filing Number: 201805771430 Date: 12/20/2018 Form Revision Date 02/2017 ARTICLES OF ORGANIZATION For use by DOMESTIC LIMITED LIABILITY COMPANY Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles: Article I The name of the limited liability company is: SPARTAN PARTNERS PROPERTIES LLC Article II Unless the articles of organization otherwise provide, all limited liability companies formed pursuant to 1993 PA 23 have the purpose of engaging in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan. You may provide a more specific purpose: Article III The duration of the limited liability company if other than perpetual is: Article IV The street address of the registered office of the limited liability company and the name of the resident agent at the registered office (P.O. Boxes are not acceptable): 1. Agent Name: CT CORPORATION 2. Street Address: 40600 ANN ARBOR RD E STE 201 Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 3. Registered Office Mailing Address: P.O. Box or Street 40600 ANN ARBOR RD E STE 201 Address: Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 Signed this 20th Day of December, 2018 by the organizer(s): Signature Title Title if ''Other'' was selected Jennifer Dewey Organizer By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act. Decline Accept

Filed by Corporations Division Administrator Filing Number: 201805771430 Date: 12/20/2018 MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS FILING ENDORSEMENT This is to Certify that the ARTICLES OF ORGANIZATION for SPARTAN PARTNERS PROPERTIES LLC ID Number: 802267542 received by electronic transmission on December 20, 2018 , is hereby endorsed. Filed on December 20, 2018, by the Administrator. The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 20th day of December, 2018. Julia Dale, Director Corporations, Securities & Commercial Licensing Bureau

Exhibit 1A-2F

Filed by Corporations Division Administrator Filing Number: 201805774350 Date: 12/20/2018 Form Revision Date 02/2017 ARTICLES OF ORGANIZATION For use by DOMESTIC LIMITED LIABILITY COMPANY Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles: Article I The name of the limited liability company is: SPARTAN PARTNERS MANAGEMENT LLC Article II Unless the articles of organization otherwise provide, all limited liability companies formed pursuant to 1993 PA 23 have the purpose of engaging in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan. You may provide a more specific purpose: Article III The duration of the limited liability company if other than perpetual is: Article IV The street address of the registered office of the limited liability company and the name of the resident agent at the registered office (P.O. Boxes are not acceptable): 1. Agent Name: CT CORPORATION 2. Street Address: 40600 ANN ARBOR RD E STE 201 Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 3. Registered Office Mailing Address: P.O. Box or Street 40600 ANN ARBOR RD E STE 201 Address: Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 Signed this 20th Day of December, 2018 by the organizer(s): Signature Title Title if ''Other'' was selected Jennifer Dewey Organizer By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act. Decline Accept

Filed by Corporations Division Administrator Filing Number: 201805774350 Date: 12/20/2018 MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS FILING ENDORSEMENT This is to Certify that the ARTICLES OF ORGANIZATION for SPARTAN PARTNERS MANAGEMENT LLC ID Number: 802267551 received by electronic transmission on December 20, 2018 , is hereby endorsed. Filed on December 20, 2018, by the Administrator. The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 20th day of December, 2018. Julia Dale, Director Corporations, Securities & Commercial Licensing Bureau